Exhibit 10.5

                            DISTINCTIVE DEVICES, INC.
                            -------------------------

                        UNSECURED DEMAND PROMISSORY NOTE
                        --------------------------------


$415,000.                                                      December 10, 2002

          FOR VALUE RECEIVED, the undersigned, DISTINCTIVE DEVICES, INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of COMBINE INTERNATIONAL, INC. (the "Holder"), on DEMAND, in lawful money of the United States of America, the principal sum of up to FOUR HUNDRED FIFTEEN THOUSAND DOLLARS ($415,000), together with interest at the rate of Twelve (12%) percent per annum thereon. The principal on this Note, together with accrued interest thereon, shall be paid at the address of the Holder, 354 Indusco Court, Troy, MI 48083, or at such other place as may be specified by the Holder in its notice of demand.

          1. Advances. Subject to the terms and conditions herein, the Holder agrees to advance to Maker up to FOUR HUNDRED FIFTEEN THOUSAND DOLLARS ($415,000) (the "Advances"), of which TWO HUNDRED SEVEN THOUSAND FIVE HUNDRED DOLLARS ($207,500) has been loaned this day and an additional TWO HUNDRED SEVEN THOUSAND FIVE HUNDRED DOLLARS ($207,500) is to be loaned no later than January 10, 2003.

          2. Payment.

          2.1 Demand. This Note is payable on demand, which may be given by the Holder to the Maker, in writing, at any time after February 10, 2003, specifying the amount of the outstanding principal sought to be repaid. The Maker shall pay the then specified principal amount, together with accrued interest thereon, within thirty (30) days after its receipt of the notice of demand. The notice of demand may be given regardless of whether a Default (as defined below) has occurred under this Note.

          2.2 Prepayment. The Maker may prepay the outstanding principal amount, in whole or in part, together with accrued interest on the principal amount being prepaid, at any time, without premium or penalty

          3. Common Stock Purchase Warrants. In order to induce the Holder to make such Advances, the Maker has issued Warrants to the Holder to purchase 2,766,666 shares of Common Stock of Maker.

          4. Default.

          4.1. Event of Default. Upon the occurrence of any of the following events, the Maker shall be deemed to be in default hereunder (a "Default"):

               (a) the failure by the Maker to pay any of the amounts due hereunder when such amounts become due and payable in accordance with terms hereof; or

               (b) the commencement of any bankruptcy, insolvency, arrangement, reorganization or other debtor-relief proceedings by or against the Maker, or the dissolution or termination of the existence of the Maker.

          4.2 Declaration. At any time after a Default, the Holder may (i) upon written notice to the Maker, declare the entire outstanding principal sum and all accrued and unpaid interest hereunder as well as any costs of collection (collectively, the "Obligations") immediately due and payable, and (ii) exercise any and all rights, powers and remedies provided under this Note and otherwise under applicable law.

          5. Notice. Any notice, presentation or demand to or upon the Maker or to the Holder in respect of this Note may be given or made in writing to the addresses set forth below, and shall be deemed to be duly given if personally delivered with receipt acknowledged, if mailed by registered or certified mail, first class, postage prepaid, or if delivered by a nationally recognized overnight courier service to such address, or, if any other address shall at any time be designated for this purpose by the Maker in writing to the other, to such other address.

               (a)  If to the Holder:

                    Combine International
                    354 Indusco Court
                    Troy, MI 48083
                    Attn: Roger Parsons

               (b)  If to the Maker:

                    Distinctive Devices, Inc.
                    One Bridge Plaza, Suite 100
                    Fort Lee, NJ  07024
                    Attn:  Sanjay Mody, President

          6. Governing Law. The provisions of this Note shall be construed and interpreted, and all rights and obligations hereunder determined, in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

          7. Successors. This Note shall be binding on the Maker and its successors and assigns, and inure to the benefit of Holder and its successors and assigns; provided that Maker may not assign, transfer or convey this Note without the written consent of Holder.

          8. Amendment. This Note sets forth the entire agreement between the Holder and the Maker with respect to the matters herein; and may not be amended, modified or terminated except by a writing executed by the Maker and the Holder.

          IN WITNESS WHEREOF, the Maker has duly executed this Note on the day and year first above written.

                                     DISTINCTIVE DEVICES, INC.


                                     -------------------------------------------
                                     By:      Sanjay Mody
                                     Title:   Chief Executive Officer, President
                                              and Chief Financial Officer